Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                          Security Federal Corporation
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                                     N/A
------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transactions applies:
                                     N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                     N/A
------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:
                                     N/A
------------------------------------------------------------------------------
(5)   Total fee paid:
                                     N/A
------------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials:
                                     N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                                     N/A
------------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:
                                     N/A
------------------------------------------------------------------------------
(3)   Filing Party:
                                     N/A
------------------------------------------------------------------------------
(4)   Date Filed:
                                     N/A
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

                                June 18, 2004



Dear Fellow Shareholder:

     It is with great pleasure that I invite you to attend the Company's Annual Meeting of Shareholders, to be held on July 22, 2004 at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina at 2:00 p.m., Eastern time. This meeting will include management's report to you on the Company's financial and operating performance during the fiscal year ended March 31, 2004, as well as an update on the progress we've made in achieving our longer term corporate goals.

     A critical aspect of the annual meeting is the shareholder vote on corporate business items. I urge you to exercise your voting rights as a shareholder and participate. All the materials you need to vote via the mail are enclosed in this package. Please look them over carefully. Then MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

     Your Board of Directors and management are committed to the continued success of the Company and to the enhancement of your investment. As your Chairman, I want to express my appreciation for your confidence and support.

                                    Sincerely,

                                    /s/ T. Clifton Weeks

                                    T. Clifton Weeks
                                    Chairman

                        SECURITY FEDERAL CORPORATION
                           1705 Whiskey Road South
                         Aiken, South Carolina 29803
                              (803) 641-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on July 22, 2004

     Notice is hereby given that the Annual Meeting of Shareholders ("Meeting") of Security Federal Corporation ("Company") will be held at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina, on July 22, 2004, at 2:00 p.m., Eastern time. A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1.    The election of three directors of the Company;

          2. The approval of the adoption of the Security Federal Corporation 2004 Employee Stock Purchase Plan; and

          3. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record as of the close of business on June 14, 2004 are the shareholders entitled to receive notice of and to vote at the Meeting, and any adjournments or postponements thereof.

     A complete list of shareholders entitled to vote at the Meeting is available for examination by any shareholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m., Eastern time, Monday through Friday, at the main office of the Company located at 1705 Whiskey Road South, Aiken, South Carolina, from the date of this proxy statement through the Meeting.

     You are requested to fill in and sign the enclosed form of Proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Robert E. Johnson

                              Robert E. Johnson
                              Secretary

Aiken, South Carolina
June 18, 2004

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                               PROXY STATEMENT

                        SECURITY FEDERAL CORPORATION
                          1705 Whiskey Road South
                        Aiken, South Carolina 29803
                               (803) 641-3000


------------------------------------------------------------------------------
                      ANNUAL MEETING OF SHAREHOLDERS
                               July 22, 2004
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Security Federal Corporation ("Company"), to be used at the Annual Meeting of Shareholders of the Company ("Meeting"), which will be held at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina, on July 22, 2004, at 2:00 p.m., Eastern time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about June 18, 2004. Certain of the information provided herein relates to Security Federal Bank ("Bank"), a wholly owned subsidiary and the predecessor of the Company.


------------------------------------------------------------------------------
                          VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on June 14, 2004 ("Record Date") will be entitled to one vote for each share of common stock of the Company ("Common Stock") then held. As of the close of business on the Record Date, there were 2,533,291 shares of Common Stock issued and outstanding.

     If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Quorum Requirement. A majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote for purposes of the existence of a quorum.

     Voting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors. Votes that are withheld and broker non-votes will have no effect on the election of directors.

     Approval of the adoption of the 2004 Employee Stock Purchase Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the proposal.

     Proxies; Proxy Revocation Procedures. All shares of Common Stock represented at the Meeting by properly executed and dated proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed and dated proxies will be voted FOR the election of the director nominees named in this Proxy Statement and FOR the adoption of the 2004 Employee Stock Purchase Plan. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instruction via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert E. Johnson, Secretary, Security Federal Corporation, 1705 Whiskey Road South, Aiken, South Carolina 29803.

     Participants in the Security Federal Corporation ESOP. If a shareholder is a participant in the Security Federal Corporation Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares of Common Stock in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.


------------------------------------------------------------------------------
      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based upon such reports, the following table sets forth, as of the close of business on the Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the close of business on the Record Date. The table also sets forth, as of the close of business on the Record Date, information as to the shares of Common Stock beneficially owned by each director, the "named executive officers" of the Company, and all executive officers and directors of the Company as a group.

Beneficial Owner             Shares Beneficially Owned (1)  Percent of Class
---------------------------  -----------------------------  ----------------

Beneficial Owners of More
 Than 5%

T. Clifton Weeks (2)                    301,830                   11.92%
P.O. Box 941
Aiken, SC  29802

Mr. and Mrs. Robert E.
 Scott, Sr. (3)                         216,066                    8.53
4 Inverness West
Aiken, SC  29803

Thomas W. Weeks (4)                     197,316                    7.80
P.O. Box 365
Barnwell, SC  29812

Timothy W. Simmons (5)                  163,216                    6.44
P.O. Box 277
Aiken, SC  29802

Beneficial Owner             Shares Beneficially Owned (1)  Percent of Class
---------------------------  -----------------------------  ----------------

Directors

Gasper L. Toole, III (6)                100,600                    3.98
Thomas L. Moore (7)                       6,084                      *
Harry O. Weeks, Jr. (8)                  76,798                    3.03
Robert E. Alexander (9)                   3,600                      *
William Clyburn (10)                      2,214                      *
J. Chris Verenes (11)                     3,825                      *

All directors and executive
 officers as a group (11
 persons) (12)                          698,891                   27.59

--------------
*    Less than one percent of shares outstanding.
(1) Includes shares held directly, as well as indirectly by spouses, minor children and corporations owned by such individuals, shares held in retirement accounts of such individuals' family members over which shares the respective individuals may be deemed to have sole voting or investment power.
(2) T. Clifton Weeks, the Chairman of the Board of the Company and Director of the Bank, is the father-in-law of Timothy W. Simmons. Includes 5,952 shares held directly and 295,878 held indirectly through a partnership over which Mr. Weeks has sole voting and dispositive power.
(3) Mr. and Mrs. Scott have shared voting and dispositive power with respect to the shares held jointly.
(4) Thomas W. Weeks is the brother of Harry O. Weeks, Jr., a Director of the Company. The amount disclosed includes 45,600 shares held by his wife.
(5) Includes 82,506 shares held directly, 68,646 shares held by his wife and 12,064 shares allocated to Mr. Simmons' account under the Company's ESOP. In addition to serving as a Director, Mr. Simmons is the President and Chief Executive Officer of the Company, and Chairman of the Board and Chief Executive Officer of the Bank.
(6)  Includes 25,600 shares held by his wife.
(7)  Includes 2,280 shares held by his wife.
(8) Includes 3,540 shares held by his wife and 5,200 shares held in trust for his daughter, Allison Weeks.
(9)  Includes 3,000 shares held by his son.
(10) Includes 2,064 shares held jointly with his wife.
(11) Includes 300 shares held jointly with his wife. In addition to serving as a Director, Mr. Verenes is also President and a Director of the Bank.
(12) Includes 13,777 shares allocated to individual accounts of executive officers pursuant to the ESOP.


-----------------------------------------------------------------------------
                      PROPOSAL 1 - ELECTION OF DIRECTORS
-----------------------------------------------------------------------------

     The Company's Board of Directors consists of eight directors. Each member of the Company's Board of Directors is also a director of the Bank. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the meeting to serve for a term of three years or until their respective successors have been elected and qualified. The nominees for election this year are Gasper L. Toole, III, Thomas L. Moore and
J. Chris Verenes, each of whom is a current member of the Board of Directors of the Company and of the Bank.

     The following table sets forth information as of the close of business on the Record Date regarding each director nominee and each director whose term of office will continue after the Meeting. The Board of Directors intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld as to one or more nominees) for the three candidates nominated by the Board of Directors and standing for election at the Meeting. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Toole, Moore and Verenes.

                              Positions Held in the      Director     Term to
Name                 Age      Company and the Bank       Since (1)     Expire
--------------       ---      ---------------------      ---------    -------

                                   NOMINEES

Gasper L. Toole, III  78      Director and Vice
                              President of the Company
                              and the Bank                  1958      2007 (2)

Thomas L. Moore       54      Director of the Company
                              and the Bank                  1990      2007 (2)

J. Chris Verenes      48      Director of the Company
                              and President and Director
                              the Bank                      2002      2007 (2)

                              CONTINUING DIRECTORS

Harry O. Weeks Jr.    64      Director of the Company
                              and the Bank                  1978      2005

Robert E. Alexander   64      Director of the Company
                              and the Bank                  1988      2005

William Clyburn       63      Director of the Company
                              and the Bank                  1993      2005

Timothy W. Simmons    58      President, Chief Executive
                              Officer and Director of
                              the Company, and Chairman
                              of the Board and Chief
                              Executive Officer of
                              the Bank                      1983      2006

T. Clifton Weeks      77      Chairman of the Board of
                              the Company and Director
                              of the Bank                   1958      2006

---------------
(1)  Includes service on the Board of Directors of the Bank.
(2)  Assuming re-election at the Meeting.

     The principal occupation of each of the directors during the last five years is as follows:

     Gasper L. Toole, III is of counsel to the law firm of Toole & Toole, a position he has held since March 1991. Prior to that time, he was a partner in the firm. He has also served as Vice President of the Company since July 1987 and of the Bank since August 1958.

     Thomas L. Moore is a member of the South Carolina Senate, a position he has held since 1981. He is also President of Boiler Efficiency, Inc., a mechanical contracting company located in Clearwater, South Carolina, a position he has held since 1978.

     J. Chris Verenes was elected President of the Bank effective January 26, 2004. Prior to that, he held a variety of management positions with Washington Group International, an engineering and construction company that manages and operates major government sites throughout the United States for the Department of Energy. He was Director of Planning and Administration from 2001 to January 2004, Chief of Staff during 2001, Director of Strategic Programs for the business unit from 2000 to 2001 and Deputy Manager of Business from 1996 to 2000. Prior to his employment by Washington Group International, Mr. Verenes served as Controller for Riegel Textile Corporation, as Director of Control Data and Business and Technology Center, and as Executive Director of the South Carolina Democratic Party.

     Harry O. Weeks Jr. is an Insurance Broker and Business Development Officer with Hutson-Etherredge Companies, a position he has held since May 1995. Prior to that, Mr. Weeks was President and Chief Executive Officer of Lyon, Croft, Weeks & Hunter Insurance Agency from May 1965 to May 1995.

     Robert E. Alexander is the Chancellor Emeritus of the University of South Carolina - Aiken. He served as Chancellor from 1983 to June 2000. He continues to assist the University in special development activities through teaching undergraduate seminars. Dr. Alexander is Chair of the Board of Governors of Aiken Regional Medical Centers, a wholly-owned subsidiary of Universal Health Services. He serves as Vice Chair of the Board of Directors of ACTS (Area Churches Together Serving), an interdenominational organization that provides emergency and long-term assistance to people in distress. He serves as Treasurer and member of the Board of Managers of the Bishop Gravatt Episcopal Retreat Center. Other board of director memberships include The Aiken Preparatory School and The Lambda Chi Alpha National Fraternity, Indianapolis, Indiana. In addition, Dr. Alexander regularly serves as a consultant for architectural firms on a national and a regional basis in the fields of higher education and health care facilities.

     William Clyburn is employed as an Advisor for Community Alliances with Westinghouse Savannah River Company, a United States Department of Energy contractor located in Aiken, South Carolina, a position he has held since September 1994. He previously served as an Administrative Law Judge with the South Carolina Workers Compensation Commission from July 1986 to June 1994. Mr. Clyburn serves in the South Carolina House of Representatives.

     Timothy W. Simmons has been President of the Company since 1987 and Chief Executive Officer since June 1994. Mr. Simmons was elected President and Chief Operating Officer of the Bank in January 1987 and served in these capacities from March 1987 to December 2001. In May 1988, Mr. Simmons became Chief Executive Officer of the Bank and in January 2002, he was elected Chairman of the Bank's Board of Directors.

     T. Clifton Weeks has been Chairman of the Board of the Company since July 1987 and was Chief Executive Officer of the Company from July 1987 until June 1994. Mr. Weeks served as Chairman of the Board of the Bank from January 1987 until January 2002 and was Chief Executive Officer of the Bank from 1987 until May 1988. Prior thereto, he served as President and Managing Officer of the Bank beginning in 1958.

Executive Officers Who Are Not Directors of the Company or the Bank
-------------------------------------------------------------------

     The following information as to the principal occupations during the past five years is supplied with respect to the Company's executive officers who do not serve on the Company's or the Bank's Board of Directors. There are no arrangements or undertakings between the persons named and any other person pursuant to which such officers were selected.

     Frank M. Thomas, age 57, was named Senior Vice President - Commercial Loans and Business Development in January 2002. He previously served as Senior Vice President - Mortgage Lending from March 1999 to January 2002. From September 1994 to March 1999, Mr. Thomas served as Vice President - Commercial Loans and Business Development as well as Banking Center Coordinator from January 1996 to April 1998.

     Roy G. Lindburg, age 43, has been Treasurer and Chief Financial Officer of the Company and the Bank since January 1995.

     Floyd Blackmon, age 63, was named Senior Vice President - Chief Operating Officer of the Bank in January 2002. He previously served as Senior Vice President - Operations from March 1999 until January 2002 and prior to that as Vice President of that department from January 1998. Prior to joining the Bank, Mr. Blackmon was Senior Vice President of Operations for ComSouth Bankshares, Inc., Columbia, South Carolina from March 1989 to July 1997.


-----------------------------------------------------------------------------
             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-----------------------------------------------------------------------------

     Meetings and Committees of the Company. During the fiscal year ended March 31, 2004, the Board of Directors of the Company held 12 meetings. No director attended fewer than 75% of the meetings held by the Board of Directors and all committees on which he served. The Company's Board of Directors has standing Executive, Audit, Compensation, Proxy and Nominating Committees.

     The Executive Committee, comprised of Director T. Clifton Weeks as Chairman and Directors Toole, Alexander, Simmons and Verenes, meets on an as needed basis to handle matters arising between Board meetings. This Committee met three times during fiscal 2004.

     The Audit Committee, comprised of Director Harry O. Weeks Jr. as Chairman and Directors Moore and Clyburn, assists the Board in fulfilling its oversight responsibilities. The Committee is responsible for reviewing the Company's annual audited financial statements and any financial statements submitted to the public, appointment of the independent auditors and monitoring the independence and performance of the Company's independent auditors and internal auditing department. The Board of Directors has determined that there is no "audit committee financial expert," as defined by the Securities and Exchange Commission ("SEC"). The Board believes that the current members of the Audit Committee are qualified to serve based on their collective experience and background. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. This Committee met four times during fiscal 2004.

     The Compensation Committee, which also serves as the Stock Option Committee, is comprised of Director T. Clifton Weeks as Chairman and Directors Toole and Alexander. This Committee meets on an as needed basis and makes recommendations to the Board regarding annual contributions to certain benefit plans and salaries for officers and employees. This Committee also determines certain minor administrative matters related to certain employee plans. This Committee met four times during fiscal 2004.

     The Proxy Committee, which is composed of the entire Board of Directors, is responsible for voting the proxies of the Company's shareholders. The Committee met once during fiscal 2004.

     The Nominating Committee, consisting of Directors T. Clifton Weeks as Chairman and Directors Toole and Alexander, was formed to assure that the Company maintains the highest standards and best practices in all critical areas relating to the management of the business of the Company. The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies. The Nominating Committee has a charter which specifies its obligations. A copy of the Charter is attached to this proxy statement as Appendix A and will be available on the Company's website. Each member of the Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market, with the exception of Mr. Weeks. This Committee did not meet during the year ended March 31, 2004, as it was formed in May 2004.

     The Nominating Committee met on May 20, 2004 to nominate directors for election at the Meeting. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Committee will consider director candidates recommended by the Company's shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals and Nominations" in this proxy statement.

     Meetings and Committees of the Bank. The Bank, as principal subsidiary of the Company, has certain standing committees of its Board of Directors. Meetings of the Bank's Board of Directors are generally held on a monthly basis. The Board of Directors held a total of 12 meetings during the fiscal year ended March 31, 2004. During fiscal 2004, no director attended fewer than 75% of the total number of meetings held by the Board of Directors and all committees of the Board of Directors on which he served. The Bank's Board of Directors has standing Executive, Audit, Compensation and Loan Committees.

     The Executive Committee of the Board of Directors of the Bank is composed of Director Simmons as Chairman and Directors T. Clifton Weeks, Toole, Alexander and Verenes. To the extent authorized by the Board of Directors and by the Bank's Bylaws, this Committee exercises all of the authority of the Board of Directors between Board meetings and formulates recommendations for presentation to the full Board. All actions of this Committee are reviewed and ratified by the entire Board. The Executive Committee met 31 times during fiscal 2004.

     The Loan Committee of the Board of Directors of the Bank is composed of
T. Clifton Weeks as Chairman and Directors Toole, Alexander, Simmons and Verenes. The Loan Committee is responsible for and oversees the Bank's loan activities. All actions of this Committee are reviewed and ratified by the entire Board. This Committee met 31 times during fiscal 2004.

     The Audit Committee of the Bank reviews audit reports, reevaluates audit performance and handles relations with the Bank's independent auditors to ensure effective compliance with regulatory and internal policies and procedures. Members of this Committee are Director Harry O. Weeks Jr. as Chairman and Directors Moore and Clyburn. The Audit Committee met 12 times during fiscal 2004.

     The Compensation Committee of the Bank makes recommendations to the Board regarding the amount of the Bank's annual contribution to certain benefit plans and salaries for the Bank's officers and employees. This Committee also determines certain minor administrative matters related to certain employee plans. Members of this Committee are Directors T. Clifton Weeks as Chairman and Directors Toole and Alexander. This Committee met six times during fiscal 2004.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

     The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended the 2003 Annual Meeting of Shareholders.

Corporate Governance

     The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. The Board and its committees will continue to evaluate and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

     Code of Ethics. On August 21, 2003, the Board of Directors adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers. The Code is applicable to the Company's principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available upon request from the Company. Requests should be made to: Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.

-----------------------------------------------------------------------------
                             DIRECTORS COMPENSATION
-----------------------------------------------------------------------------

     The Company does not compensate the members of its Board of Directors for service on the Board or committees. The Directors of the Bank receive fees of $1,000 per month. Members of the Executive Committee receive $1,000 per month for membership on this Committee, with the exception of Messrs. Simmons and Verenes, who do not receive a fee for service on this Committee. Members of the Audit Committee receive $400 per meeting attended. No fee is paid for service on the Bank's Compensation or Loan Committees.


-----------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
-----------------------------------------------------------------------------

     Summary Compensation Table. The Company has not paid any compensation to its executive officers since its formation. The following table sets forth for the last three fiscal years the compensation paid by the Bank to, or accrued for the benefit of, the Chief Executive Officer of the Company and the Bank. No other executive officer received salary and bonus in excess of $100,000 during the fiscal year ended March 31, 2004.

                                         Annual Compensation
                                         -------------------
                                                                 All Other
Name and Position                  Year       Salary (1)      Compensation (2)
---------------------------------  ----  -------------------  ---------------

Timothy W. Simmons                 2004        $169,000           $27,218
 President, Chief Executive        2003         144,840            22,350
 Officer and Director              2002         127,883            16,626
 of the Company, and Chairman
 of the Board and Chief Executive
 Officer of the Bank

-------------------
(1)  Includes board fees of $12,750, $10,740 and $10,080 for fiscal 2004, 2003 and 2002, respectively.
(2) All other compensation during fiscal 2004 represents deferred compensation pursuant to the Company's 401(k) Plan of $14,474 and employer contributions to the 401(k) Plan of $8,711 and to the ESOP of $4,033.

     Option Grant Table. There were no options granted to Mr. Simmons in fiscal 2004.

     Option Exercise/Value Table. The following table sets forth information with respect to the number and value of stock options held at March 31, 2004 by Mr. Simmons.


                                                        Number of
                                                  Securities Underlying          Value of Unexercised
                                                   Unexercised Options           In-the-Money Options
                         Shares                     at Fiscal Year End           at Fiscal Year End (1)
                        Acquired       Value     ---------------------------   ---------------------------
Name                  On Exercise     Realized   Exercisable  Unexercisable    Exercisable   Unexercisable
-----------------     -----------     --------   -----------  --------------   -----------   -------------
Timothy W. Simmons
 Nonqualified             -              $  -        -           $ 3,000         $  -          $12,990
 Incentive Stock
  Options                 -                 -      6,000             -            16,020           -

------------
(1)  Represents the difference between the price of the Common Stock at March 31, 2004 and the exercise price of the option.  Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.




     Equity Compensation Plan Information. The following table sets forth certain information with respect to securities to be issued under the Company's equity compensation plans as of March 31, 2004. The table does not include securities issuable under the 2004 Employee Stock Purchase Plan being submitted for shareholder approval at this year's Meeting.

                                                               Number of
                                                               securities
                                                                remaining
                                                              available for
                                                             future issuance
                                                              under equity
                Number of securities                          compensation
                 to be issued upon     Weighted-average      plans (excluding
                    exercise of        exercise price of      securities
                 outstanding options,  outstanding options,    reflected
Plan category    warrants and rights   warrants and rights     in column (a))
---------------  -------------------   -------------------   ----------------
                          (a)                  (b)                  (c)
Equity compensation
 plans approved by
 security holders       131,639               $18.23               23,000

Equity compensation
 plans not approved
 by security holders      N/A                   N/A                  N/A
                        -------               ------               ------

     Total              131,639               $18.23               23,000
                        =======               ======               ======

     Salary Continuation Agreement. The Company and the Bank have entered into a salary continuation agreement ("Agreement") with Mr. Simmons ("Executive"). The Agreement is for a term of one year. However, upon the expiration of each one-year term, the Agreement may be extended for an additional term upon approval by the Board of Directors following a formal performance evaluation of the Executive by the disinterested members of the Board of Directors. The Agreement provides for payment of 120% of current compensation in monthly installments until the earlier of: (i) his reaching age 72, or (ii) 36 months after his resignation or termination, where he is terminated or resigns at any time following a "Change in Duties or Salary" in connection with a "Change in Control" of the Company.

     For purposes of the Agreement, the term "Change in Control" means a change in control of the Company where an entity, corporation or group of persons acting in concert (other than the members of the Board of Directors of the Company as of January 1, 1993) acquire a majority of the voting stock of the Company entitling them to elect a majority of the Board of Directors of the Company. A "Change in Duties or Salary" shall include any of the following: (a) a change in duties and responsibilities of the Executive from those in effect at the time of a Change in Control, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of the Executive at the time the Change in Control occurs;
(b) a reduction in rate of annual salary from such rate in effect at the time of a Change in Control; or (c) a change in the place of assignment of employee from Aiken, South Carolina, to any location that is located further than 25 miles from Aiken, South Carolina. Assuming a Change of Control occurred on March 31, 2004, the aggregate amount due and payable to Mr. Simmons would have been approximately $630,000.


-----------------------------------------------------------------------------
                           AUDIT COMMITTEE MATTERS
-----------------------------------------------------------------------------

     Audit Committee Charter. The Audit Committee operates pursuant to a written charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department and management of the Company.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended March 31, 2004:

     * The Audit Committee has completed its review and discussion of the Company's 2004 audited financial statements with management;

     * The Audit Committee has discussed with the independent auditors (Elliott Davis, LLC) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with

           Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

     * The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

     * The Audit Committee has, based on its review and discussions with management of the Company's 2004 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2004 be included in the Company's Annual Report on Form 10-K.

           Audit Committee:    Harry O. Weeks Jr., Chairman
                               Thomas L. Moore
                               William Clyburn


-----------------------------------------------------------------------------
                         COMPENSATION COMMITTEE MATTERS
-----------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committee of the Board of Directors of the Bank. Performance is evaluated and salaries are set by the Compensation Committee of the Bank.

     General. The Bank's Compensation Committee's duties are to recommend and administer policies that govern executive compensation. The Committee evaluates individual executive performance, compensation policies and salaries. The Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels.

     Compensation Policies. The executive compensation policies of the Bank are designed to establish an appropriate relationship between executive pay and the Company's and Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

     * To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

     * To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

     * To motivate executives to enhance long-term stockholder value by building their equity interest in the Company; and

     * To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

     The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives, including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

     Base Salary. The Bank's current compensation plan involves a combination of salary, employer contributions to 401(k) and ESOP Plans, and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committee continually evaluates current salary levels by surveying similar institutions in the Southeast and the United States. The Compensation Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Compensation Committee annually reviews the South Carolina Banker's Association Compensation and Benefits Survey, the Bank Administration Institute Cash Compensation Survey, and the America's Community Banker's Survey of Salaries which covers over 500 financial institutions nationwide.

     Long Term Incentive Compensation. The Company, with shareholder approval, adopted the 1987 Stock Option Plan, the 1999 Stock Option Plan and the 2002 Stock Option Plan. Under the plans, non-employee directors, executive officers and other employees may receive grants and awards. The Company believes that stock ownership by the Company's and the Bank's executives is a significant factor in aligning the interests of the executives with those of stockholders. Stock options and awards under such plans were allocated based upon regulatory practices and policies, and the practices of other publicly traded financial institutions as verified by external surveys and were based upon the executive officers' level of responsibility and contributions to the Company and the Bank.

     Compensation of the Chief Executive Officer. During the fiscal year ended March 31, 2004, Mr. Simmons' salary was $169,000, including board fees of $12,750. In addition, he was credited with $27,218 in other compensation (comprised of ESOP contribution of $4,033, employer 401(k) contribution of $8,711 and deferred compensation pursuant to the Company's 401(k) plan of $14,474) as set forth in the preceding Summary Compensation Table. This resulted in total compensation of $196,218, which represents a 17.4% increase from the previous year. The Committee believes that Mr. Simmons' compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the superior financial performance of the Company during the fiscal year.

     Compensation Committee of
      the Board of Directors:               T. Clifton Weeks, Chairman
                                            Gasper L. Toole, III
                                            Robert E. Alexander

     Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended March 31, 2004 or had any relationships otherwise requiring disclosure. Mr. Weeks served as Chief Executive Officer of the Company from 1987 until 1994.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the S&P 500 (U.S. Stock) Index and a peer group of the SNL All Thrift Index. Total return assumes the reinvestment of all dividends and that the value of Common Stock and each index was $100 on March 31, 1999.





[GRAPH APPEARS HERE]







                                          Period Ending
                    ---------------------------------------------------------
Index               3/31/99   3/31/00   3/31/01   3/31/02   3/31/03   3/31/04
----------------    -------   -------   -------   -------   -------   -------
Security Federal
 Corporation        $100.00   $133.73   $134.11   $145.65   $136.16   $142.06
S&P 500              100.00    118.36     92.60     92.94     69.91     94.60
NASDAQ - Total U.S.  100.00    186.24     75.12     75.58     55.20     82.45
SNL Thrift Index     100.00     79.28    131.59    152.26    169.72    252.11


-----------------------------------------------------------------------------
       PROPOSAL 2 - APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN
-----------------------------------------------------------------------------

General

     The Company's Board of Directors adopted the Security Federal Corporation 2004 Employee Stock Purchase Plan ("ESPP") on May 20, 2004, subject to approval by the Company's shareholders. The objective of the ESPP is to advance the Company's interest by enabling eligible employees of the Company and its affiliates to acquire a larger personal proprietary interest in the Company through purchases of the Company's common stock at a discounted price.

     The following summary is a brief description of the material features of the ESPP. This summary is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix B.

Summary of the ESPP

     ESPP Benefit. The ESPP grants eligible employees with the option of purchasing common stock of the Company from the Company at a discount. The ESPP permits the purchase of common stock through payroll deduction as follows: (a) the ESPP provides for quarterly periods during which payroll deductions will be accumulated ("offering period"); (b) eligible employees may choose the percentage of their gross compensation up to a maximum of ten percent to be deducted and applied to purchase shares of common stock under the ESPP; (c) at the beginning of the offering period, the eligible employees obtain stock options to purchase common stock under the ESPP at a 15% discount from the lower of the market value on the first day of the offering period or the last day of the offering period; and (d) at the end of the offering period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares will be issued.

     The ESPP provides that employees may withdraw by giving written notice to the Company, and may withdraw all (but not less than all) payroll deductions credited to the employee's account and not yet used to exercise an option. Upon ceasing to be an employee, the payroll deductions credited to the employee's account but not yet used to exercise an option will be returned to the participant.

     Neither the options provided to the employee pursuant to the ESPP nor accumulated payroll deductions may be transferred, assigned, or sold to anyone, except by will or the laws of descent and distribution. After purchase and a one-year mandatory holding period, the employee may freely transfer, assign or sell the stock, subject to compliance with applicable federal and state securities and taxation laws.

     Administration. The ESPP is administered by the Board of Directors or a committee of the Board, which, subject to the rules contained in the ESPP, has complete authority, in its discretion, to interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP.

     Participants; Limitations on Purchases. All employees of the Company who have been continuously employed by the Company or a subsidiary of the Company for at least six consecutive months, and who are scheduled to work at least 20 hours per week, are eligible to participate in the ESPP. On April 30, 2004, the number of eligible participants was approximately 143. No employee will be permitted to participate in the ESPP if immediately after a grant under the ESPP, the employee would own or hold five percent or more of the voting stock of the Company or five percent or more of the value of all the Company's shares. No employee will be permitted to accrue the right at any time to purchase more than $25,000 worth of the Company's stock through the ESPP each calendar year.

     Number of Shares of Common Stock Available. The Company has reserved 50,000 shares of its common stock for sale under the ESPP in connection with the exercise of awards. The maximum number of shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications or substitutions. Shares of common stock subject to the ESPP may be newly issued by the Company or purchased by the Company on the open market or otherwise.

     Termination; Amendment. The Board of Directors may terminate the ESPP at any time; provided, however, that no such termination will affect options outstanding at the time of termination. The ESPP will terminate in any case ten years after its effective date. If at any time, the shares of common stock reserved for the ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the ESPP will terminate. The Board of Directors may amend the ESPP after adoption, subject to the requirements of Section 423 of the Internal Revenue Code ("Code") relating to the requisite approval of the Company's shareholders. The Company also intends to seek shareholder approval as needed under Section 16(b) of the Exchange Act for any amendments to the ESPP.

     Tax Consequences of the ESPP. An option granted under the ESPP is intended to qualify as an option granted under an employee stock purchase plan as defined in Section 423 of the Code, and is taxed in accordance with Sections 421 and 423 of the Code and the regulations issued thereunder.

     The following summary of the effect of federal income taxation upon the employee and the Company with respect to participants in the ESPP does not purport to be complete and reference is made to the applicable provisions of the Code. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies. Participants should consult their own tax advisors with respect to the tax consequences to them of the grant and exercise of the options and the sale of shares acquired upon such exercise.

     1. If the requirements of Section 423 are satisfied, the employee will not realize taxable income either at the time the options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP.

     2. If the employee disposes of shares of common stock after the later of two years after the grant of the option or one year from the date of transfer of the stock pursuant to the option, then upon such disposition the employee will recognize as ordinary income an amount equal to the lesser of:

          (a) the excess of the fair market value of the shares of common stock on the date of disposition over the amount the employee paid for the shares under the options; or

          (b) the excess of the fair market value of the shares at the time the option was granted over the option price.

     The employee will also recognize a long-term capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale of the common stock and (ii) the sum of the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income under
(a) or (b) above.

     3. If the employee disposes of shares of common stock before the later of two years after the grant of the option or one year from the date of transfer of the stock pursuant to the option, then upon this disposition, the employee will recognize as ordinary income an amount equal to the excess of the fair market value of the shares of common stock on the date the employee purchased them over the amount the employee paid for the shares. The employee will also recognize a capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale of the shares of common stock and (ii) the sum of the amount the employee paid for the shares plus the amount, if any taxed to the employee as ordinary income. If the employee holds the shares for more than one year, this gain or loss will be a long-term capital gain or loss.

     4. Generally, the Company will not receive any deduction for federal income tax purposes with respect to the options or the shares of common stock issued upon their exercise. If, however, the employee disposes of stock acquired by exercise of an option under a stock purchase plan before the later of two years after the grant of the option or one year from the date of transfer of the stock upon exercise of the option, the Company will be entitled to a deduction in an amount equal to the amount which is considered ordinary income.

     New Plan Benefits. As employees will participate in the ESPP voluntarily, the benefits or amounts to be received by officers or employees of the Company are not determinable at this time. In addition, future purchase prices for all offering periods are not determinable as of the date of this proxy statement, because they are based upon fair market value of our common stock on either the first or last day of each offering period.

     The Board of Directors recommends a vote "FOR" the adoption of the ESPP attached as Appendix B.


-----------------------------------------------------------------------------
       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-----------------------------------------------------------------------------


     Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Company. Based solely on a review of the reports and written representations provided to the Company by these persons, the Company believes that all filing requirements applicable to its reporting officers, directors and greater than 10% beneficial owners were properly and timely complied with during the fiscal year ended March 31, 2004, except for the filing of Form 3, Initial Statement of Beneficial Ownership of Securities, by each of James Bristow, Audrey Varn, Marian Shapiro and Janice Hauerwas, and Form 4, Statement of

Changes of Beneficial Ownership of Security, on one occasion by each of James Bristow and J. Chris Verenes, all of which were subsequently filed.


-----------------------------------------------------------------------------
                           CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------

     Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Bank has adopted a policy to this effect. At March 31, 2004, loans to all employees, officers and directors of the Bank totalled $2.2 million, or 6.51% of the Company's total shareholders' equity.

     Director T. Clifton Weeks and the wife of Director Simmons, who are father and daughter, are co-owners of the Franclif Company, which rents office space to the Bank for its Laurens Street branch. Franclif Company received $29,670 in rent, none of which represents property taxes from the Bank, during fiscal 2004. This lease was made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and does not present any unfavorable features.


-----------------------------------------------------------------------------
                   SHAREHOLDER PROPOSALS AND NOMINATIONS
-----------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for the next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 1705 Whiskey Road South, Aiken, South Carolina, no later than February 18, 2005. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, a shareholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 90 days prior to the date of the meeting; provided that if less than 45 days' notice of the meeting is given to shareholders, such notice must be delivered not later than the close of the 15th day following the day on which notice of the meeting was mailed to shareholders. As specified in the Articles of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the Meeting must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Meeting, the reasons for conducting such business at the Meeting and any interest of the shareholder in the proposal.


-----------------------------------------------------------------------------
                                 AUDITORS
-----------------------------------------------------------------------------

     Elliott Davis, LLC served as the Company's independent auditors for the fiscal year ended March 31, 2004. The Audit Committee of the Board of Directors has appointed Elliott Davis, LLC as independent auditors for the fiscal year ending March 31, 2005.

     The following table sets forth the aggregate fees billed to the Company by Elliott Davis, LLC for professional services rendered for the fiscal years ended March 31, 2004 and 2003.

                                     Year Ended March 31,
                                    ----------------------
                                      2004          2003
                                    --------      --------
          Audit Fees                 $41,875      $44,720
          Audit-Related Fees               -            -
          Tax Fees                     7,870        6,710
          All Other Fees               3,975        2,245

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

     Representatives of Elliot Davis, LLC are expected to be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.


-----------------------------------------------------------------------------
                              OTHER MATTERS
-----------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.


-----------------------------------------------------------------------------
                               MISCELLANEOUS
-----------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telephone, without additional compensation.

     The Company's Annual Report to Shareholders, including consolidated financial statements, accompanies this Proxy Statement. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials, or as having been incorporated herein by reference.


-----------------------------------------------------------------------------
                                   FORM 10-K
-----------------------------------------------------------------------------

     A copy of the Annual Report on Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the Record Date upon written request to Robert E. Johnson, Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Robert E. Johnson

                                       Robert E. Johnson
                                       Secretary

Aiken, South Carolina
June 18, 2004

                                                                  Appendix A
                                                                  ----------
                       SECURITY FEDERAL CORPORATION

                       Nominating Committee Charter

I.  Purpose

     The Nominating Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Security Federal Corporation (the "Company"):

     * to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to nominate the director nominees for the elections to be held at the next annual meeting of shareholders;

     * to assist the Board in filling any vacancy that may arise on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancies; and

     * to lead the Board in its periodic evaluation of the performance of the Board.

II.  Composition and Qualifications

     The Committee shall be comprised of three (3) or more directors as determined by the Board, all of whom shall be independent non-executive directors, who are not employees of the Company, its subsidiaries or affiliates, and meet the "independent" definition of the NASD (Rule 4200). Members of the Committee shall be appointed and removed only by the Board. The Board shall appoint one member of the Committee as its Chair. A majority of the members of the Committee present at any of its meetings shall constitute a quorum.

III.  Meetings

     The Committee shall meet at least once annually, and at such other times as it deems necessary to fulfill its responsibilities and duties set forth in this Charter.

IV.  Responsibilities and Duties

     The Committee shall have the primary responsibility to develop the criteria for the selection of new directors to the Board, including, but not limited to skills, experience, diversity, age, time availability, and such other criteria set forth in corporate policies or as the Committee shall determine to be relevant at the time. The Committee shall have the authority to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

     In addition, the Committee is responsible for establishing and administering the necessary processes associated with nominating potential directors, including, but not limited to, applications, screening, and interviewing prospective candidates; and finalizing its slate of candidates for recommendation to the Board. These processes will apply to the filling of vacancies that may occur on the Board from time to time, and the election of directors at the annual meeting of shareholders.

     The Committee is also responsible for the development and administration of the internal evaluation of the Board's performance and any related individual Board member performance. Such evaluations shall be used by the Committee in carrying out its nominating responsibilities.

Duties
------

1. When Board vacancies occur, or otherwise at the direction of the Board, the Committee shall actively identify, recruit, interview, and evaluate individuals whom the Committee determines meet its criteria and standards for recommendation to the Board.

2. The Committee shall be responsible for reviewing all candidates nominated by shareholders, and determining whether or not to include the candidate as a nominee in the Company's proxy materials.

3. The Committee shall nominate, on an annual basis, nominees for election as directors for the next annual meeting of shareholders and shall be responsible for administering the Company's compliance with the election provisions of its Articles of Incorporation, Bylaws, and related policies.

4. The Committee shall monitor the independence of the Board, to the extent that its nomination process ensures that the majority of the Board consists of independent directors as set forth in the Company's policies.

5. The Committee will establish, or identify and provide access to, appropriate orientation programs, sessions, or materials for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

6. The Committee will provide a report of the Company's nomination process, activities, and resulting nominations in connection with the proxy materials associated with the Company's annual meeting of shareholders.

7. The Committee shall annually review its own performance, as well as the adequacy of this Charter and related corporate policies. Any proposed changes shall be recommended to the Board for approval.

8. Minutes of each meeting will be provided to the Board of Directors on a timely basis. In addition, the Committee will make from time-to-time, special presentations to the Board of Directors on topics related to Committee activities or responsibilities.

V.  Authority

     The Committee has the authority to implement the provisions of this Charter. Furthermore, the Committee shall have the authority to retain any outside advisors at the Company's expense, as the Committee may deem appropriate in its sole discretion, to assist it in carrying out its responsibilities and duties.

                                 * * * *

Date Approved: May 20, 2004
               ------------

                                                                  Appendix B
                                                                  ----------

                        SECURITY FEDERAL CORPORATION

                      2004 Employee Stock Purchase Plan

1. Purpose. The purpose of the Plan is to provide employees of the Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions. It is the intention of the Corporation to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 and related sections of the Code.

2.   Definitions.

     (a)  "Board" shall mean the Board of Directors of the Corporation.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the common stock of the Corporation.

     (d) "Compensation" shall mean all base straight time gross earnings, as determined in accordance with the personnel policies of the Corporation, except that base pay for employees who receive commission income shall include their commission income. Compensation excludes payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, awards and other compensation.

     (e) "Corporation" shall mean Security Federal Corporation, a South Carolina corporation.

     (f) "Designated Subsidiary" shall mean a Subsidiary which the Board has designated from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an employee of the Corporation or a Subsidiary for purposes of tax withholding under the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence authorized under Corporation or Subsidiary policies.

     (h)  "Enrollment Date" shall mean the first day of each Offering Period.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j)  "Exercise Date" shall mean the last day of each Offering Period.

     (k) "Fair Market Value" shall mean, as of any date, the closing price of the Corporation's Common Stock on The OTC Bulletin Board. If the Common Stock is not traded on a national securities exchange or quoted on The Nasdaq Stock Market or The OTC Bulletin Board, and there are not at least two brokerage companies reporting a bid price per share on such date, then the Fair Market Value shall be that value determined based on the weighted average of the past six trades of the Common Stock.

     (l) "Offering Period" shall mean a period of approximately three (3) months, commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year and terminating on the last Trading Day on or before the end of such period; provided, however, that the duration of the first Offering Period shall be as provided in Section 4.

     (m)  "Plan" shall mean this Employee Stock Purchase Plan.

     (n) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (p)  "Securities Act" shall mean the Securities Act of 1933, as amended.

     (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

     (r) "Trading Day" shall mean a day on which national stock exchanges are open for trading.

3.   Eligibility.

     (a) Any Employee who has been continuously employed by the Corporation for at least six (6) consecutive months, who is employed by the Corporation on a given Enrollment Date, and who is scheduled to work at the rate of at least twenty (20) hours per week or more as an Employee shall be eligible to participate in the Plan for the Offering Period commencing with such Enrollment Date.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary of the Corporation or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Corporation and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year, or on such other date as the Board shall determine, and continuing hereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.   Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on such form as the Board or a committee thereof may designate and filing it with the Corporation's payroll department at least ten (10) business days prior to the Enrollment Date for the Offering Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

     (b) With respect to any Offering Period, payroll deductions for a participant during such Offering Period shall commence with the first payroll period following the Enrollment Date and shall end on the Exercise Date of the Offering Period, unless sooner terminated by the participant as provided in
Section 10.

6.   Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.
A participant's account shall be only a bookkeeping account maintained by the Corporation, and neither the Corporation nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account. Except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of accumulated payroll deductions shall be carried over with respect to any participant from the end of one Offering Period to the beginning of another.

     (c) During an Offering Period, a participant may discontinue his or her participation in the Plan as provided in Section 10 but no other change can be made and, specifically, a participant may not alter the rate of his or her payroll deductions during an Offering Period. A participant may increase or decrease the rate of his or her payroll deductions for a future Offering Period by filing with the Corporation a new subscription agreement authorizing an increase or decrease in payroll deduction rate within ten (10) business days before the commencement of the upcoming Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% of Compensation at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Corporation's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for federal, state or other tax withholding obligations, if any, arising upon the exercise of the option or the disposition of the Common Stock. The Corporation may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Corporation to meet applicable withholding obligations related to the participant's tax obligations, including any withholding required to make available to the Corporation any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that my be available to it.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Corporation's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date (including amounts retained in the participant's account in accordance with Section 8) and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to
Section 10, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account and applied toward the purchase of shares in a subsequent Offering Period unless the participant terminates his or her participation in the Plan as provided in Section 10. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Corporation shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.  Withdrawal; Termination of Employment.

     (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Corporation on such form as the Board or a committee thereof may designate. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Corporation a new subscription agreement.

     (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section (2)(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's option will be automatically terminated.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.  Stock.

     (a) The maximum number of shares of the Corporation's Common Stock which shall be made available for sale under the Plan shall be 50,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 18. Such shares may consist in whole or in part of authorized and unissued or reacquired Common Stock. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as it determines to be equitable.

     (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as the participant designates.

13.  Administration.

     (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 13.

     (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act, or any successor provision ("Rule 16b-3"), provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee containing a person who is not a Non-Employee Director as that term is used in Rule 16b-3.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Dissolution; or Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Corporation, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or mergers, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.  Amendment or Termination.

     (a) The Board of Directors of the Corporation may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Board of Directors may terminate an Offering Period on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Corporation and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required.

     (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board or its committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during Offering Periods, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Corporation's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board or its committee determines in its sole discretion advisable which are consistent with the Plan.

     (c) In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

          (1) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price; or

          (2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action.

Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

20. Notices. All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and deliver of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act, the Exchange, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares may not be sold, gifted or otherwise transferred until one year from the Exercise Date.

22. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and approval by the shareholders of the Corporation. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

24. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Corporation no later than the date of the next annual meeting of shareholders after the date the Plan is adopted.

                              REVOCABLE PROXY
                        SECURITY FEDERAL CORPORATION

                       ANNUAL MEETING OF SHAREHOLDERS
                               July 22, 2004

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Security Federal Corporation ("Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the City of Aiken Municipal Conference Center, 215 The Alley, Aiken, South Carolina, on July 22, 2004, at 2:00 p.m., Eastern time, and at any and all adjournments or postponements thereof, as follows:

                                                         VOTE
                                                         FOR       WITHHELD
                                                        ------     --------
1. The election as directors of the nominees listed
   below (except as marked to the contrary below).       [  ]        [  ]

   Gasper L. Toole, III
   Thomas L. Moore
   J. Chris Verenes

   INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line below.

   ----------------------------------------------

                                                       FOR   AGAINST  ABSTAIN
                                                      -----  -------  -------

2. The adoption of the Security Federal Corporation
   2004 Employee Stock Purchase Plan.                  [  ]    [  ]    [  ]

3. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the election of the nominees listed above and "FOR" the above proposal.


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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR THE ABOVE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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



              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders and an Annual Report to Shareholders.


Dated:                   , 2004
       ------------------



------------------------------------       ----------------------------------
PRINT NAME OF SHAREHOLDER                  PRINT NAME OF SHAREHOLDER



------------------------------------       ----------------------------------
SIGNATURE OF SHAREHOLDER                   SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the mailing label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.


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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
-----------------------------------------------------------------------------

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